Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                               SEPTEMBER 14, 2001


                          BLACK WARRIOR WIRELINE CORP.
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             (Exact name of registrant as specified in its charter)


DELAWARE                              0-18754                     11-2904094
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(State or other jurisdiction  (Commission File Number)        (IRS Employer
of incorporation)                                            Identification No.)


               3748 HIGHWAY 45 NORTH, COLUMBUS, MISSISSIPPI 39701
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (662) 329-1047


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          (Former name or former address, if changed since last report)






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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         GE Capital Credit Facility. On September 14, 2001, the Company entered into a Credit Agreement with General Electric Capital Corporation, as agent and lender, ("GE Capital") providing for the extension of revolving, term and capex credit facilities to the Company aggregating up to $40.0 million (referred to herein as the "Credit Facility"). The Credit Facility includes a revolving loan of up to $15.0 million, but not exceeding 85% of eligible accounts receivable, a term loan of $17.0 million, and a capex loan of up to $8.0 million, but not exceeding the lesser of 70% of the hard costs of acquired eligible equipment and 100% of its forced liquidation value. The interest rate on borrowings under the revolving loan is 1.75% above a base rate and on borrowings under the term loan and capex loan is 2.5% above the base rate. The base rate is the higher of (i) the rate publicly quoted from time to time by the Wall Street Journal as the base rate on corporate loans posted by at least 75% of the nation's thirty largest banks, or (ii) the average of the rates on overnight Federal funds transactions by members of the Federal Reserve System, plus 0.5%. Subject to the absence of an event of default and fulfillment of certain other conditions, the Company can elect to borrow or convert any loan and pay interest at the LIBOR rate plus applicable margins of 3.25% on the revolving loan and 4.0% on the term loan and capex loan. If an event of default has occurred, the interest rate is increased by 2%. Advances under the Credit Facility are collateralized by a senior lien against substantially all of the Company's assets. The Credit Facility expires on September 14, 2004. Initial borrowings under the Credit Facility advanced on September 14, 2001 aggregated $21.6 million.

         Proceeds of borrowings were used to repay outstanding indebtedness aggregating $21.4 million to Coast Business Credit ("Coast"), Bendover Company ("Bendover") and certain other indebtedness. The balance of the borrowing availability may be used for working capital, capital expenditures and general corporate needs. Borrowings under the revolving loan are able to be repaid and re-borrowed from time, subject to the Company's continuing compliance with the terms of the agreement, with the outstanding balance of the revolving loan to be paid in full at the expiration of the Credit Facility on September 14, 2004.. The term loan is to be repaid in 35 equal monthly installments of $283,333 with a final installment of $7,083,333 due and payable on September 14, 2004. The capex loan is available to be borrowed through September 14, 2003 and is to be repaid in equal monthly installments of 1/60th of each of the amounts borrowed from time to time with the remaining outstanding balance of the entire capex loan due and payable on September 14, 2004

         Borrowings under the Credit Facility may be prepaid or the facility terminated or reduced by the Company at any time subject to the payment of an amount equal to 3% of the prepayment or reduction occurring before September 14, 2002, 2% of the prepayment or reduction occurring



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thereafter but before September 14, 2003, and 1% of the prepayment or reduction occurring thereafter but before September 14, 2004. In the event all the stock or substantially all the assets of the Company are sold prior to September 14, 2003, and in connection therewith, the Company pre-pays the Credit Facility, the amount of such payment is reduced to 1%. The Company is required to prepay borrowings out of the net proceeds from the sale of any assets, subject to certain exceptions, or the stock of any subsidiary, the net proceeds from the sale of any stock or debt securities by the Company, and any borrowings in excess of the applicable borrowing availability.

         Initial borrowings under the Credit Facility were subject to the fulfillment at or before the closing of a number of closing conditions, including among others, the accuracy of the representations and warranties made by the Company in the loan agreement, delivery of executed loan documents, officers' certificates, an opinion of counsel, repayment of the Coast senior secured loan, the extension of the maturity date of $26.4 million principal amount of the Company's outstanding subordinated notes to December 31, 2004 with no payments of principal or interest to be made prior to that date, and the completion of due diligence. Future advances are subject to the continuing accuracy of the Company's representations and warranties as of such date (other than those relating expressly to an earlier date), the absence of any event or circumstance constituting a "material adverse effect," as defined, the absence of any default or event of default under the Credit Facility, and the borrowings not exceeding the applicable borrowing availability under the Credit Facility, after giving effect to such advance. A "material adverse effect" is defined to include an event having a material adverse effect on the Company's business, assets, operations, prospects or financial or other condition, on the Company's ability to pay the loans, or on the collateral and also includes a decline in the "Average Rig Count" (excluding Canada and international rigs) published by Baker Hughes, Inc. falling below 675 for 12 consecutive weeks.

         Under the Credit Facility, the Company is obligated to maintain compliance with a number of affirmative and negative covenants. Affirmative covenants the Company must comply with include requirements to maintain of its corporate existence and continue the conduct of its business substantially as now conducted, promptly pay all taxes and governmental assessments and levies, maintain its corporate records, maintain insurance, comply with applicable laws and regulations, provide supplemental disclosure to the lenders, conduct its affairs without violating the intellectual property of others, conduct its operations in compliance with environmental laws, provide a mortgage or deed of trust to the lenders granting a first lien on the Company's real estate upon the request of the lenders, provide certificates of title on newly acquired equipment with the lender's lien noted, obtain the consents of the holders of the Company's subordinated notes, no later than January 14, 2002, consenting to any senior indebtedness that refinances the Company's obligations under the Credit Facility and to the


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aggregate amount of loans under the Credit Facility or refinancing of the Credit
Facility be increased to an aggregate of $43.0 million, pre-pay no later than September 28, 2001 or cause St. James Capital Corp., SJMB, L.P., or SJMB, LLC to purchase by that date any of the Company's outstanding subordinated notes that have not executed the subordination agreement required by the Credit Facility.

         Negative covenants the Company may not violate include, among others,
(i) forming or acquiring a subsidiary, merging with, acquiring all or substantially all the assets or stock of another person, (ii) making an investment in or loan to another person, (iii) incurring any indebtedness other than permitted indebtedness, (iv) entering into any transaction with an affiliate except on fair and reasonable terms no less favorable than would be obtained from a non-affiliated person, (v) making loans to employees in amounts exceeding $50,000 to any employee and a maximum of $250,000 in the aggregate,
(vi) making any change in its business objectives or operations that would adversely affect repayment of the loans or in its capital structure, including the issuance of any stock, warrants or convertible securities other than (A) on exercise of outstanding securities or rights, (B) the grant of stock in exchange for extensions of subordinated debt, (C) options granted under an existing or future incentive option plan, or (D) in its charter or by-laws that would adversely affect the ability of the Company to repay the indebtedness, (vii) creating or permitting to exist any liens on its properties or assets, with the exception of those granted to the lenders or in existence on the date of making the loan, (viii) selling any of its properties or other assets, including the stock of any subsidiary, except inventory in the ordinary course of business and equipment or fixtures with a value not exceeding $100,000 per transaction and $250,000 per year, (ix) failing to comply with the various financial covenants in the loan agreement, (x) making any restricted payment, including payment of dividends, stock or warrant redemptions, repaying subordinated debt, recision of the sale of outstanding stock, (xi) making any payments to stockholders of the Company other than compensation to employees and payments of management fees to any stockholder or affiliate of the Company, or (xii) amending or changing the terms of the Company's subordinated debt.

         The financial covenants the Company is required to comply with include
(a) limitations on capital expenditures to $9.0 million during the period June 1, 2001 through December 31, 2001, $8.0 million during each of the years 2002 and 2003 and $5.0 million during the six-months ended June 30, 2004, (b) having a fixed charge coverage ratio at the end of each quarter, commencing with the quarter ended December 31, 2001, of not less than 1.3:1.0 for the preceding twelve-month period (or, for quarters ending before September 30, 2002, for the period commencing October 1, 2001 and ending on the last day of the quarter),
(c) having an interest coverage ratio at the end of each quarter, commencing with the quarter ended December 31, 2001, of not less than 3.0:1.0 for the preceding twelve-month period (or, for quarters ending before September 30, 2002, for the period commencing October 1, 2001 and ending on the last


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day of the quarter), (d) commencing with the quarter ending December 31, 2001, having a ratio of senior funded debt to EBITDA, minus capital expenditures paid in cash, of not more than 2:0:1.0 for the four fiscal quarters then ended, and
(e) having an EBITDA of not less than $17.0 million for the three quarters ending September 30, 2001.

         Events of default under the Credit Facility include (a) the failure to pay when due principal or interest or fees owing under the Credit Facility, (b) the failure to perform the covenants under the Credit Facility relating to use of proceeds, maintenance of a cash management system, maintenance of insurance, delivery of certificates of title, delivery of required consents of holders of outstanding subordinated notes, maintenance of compliance with the financial covenants in the loan agreement and compliance with any of the loan agreement's negative covenants, (c) the failure, within specified periods of 3 or 5 days of when due, to deliver monthly unaudited and annual audited financial statements, annual operating plans, and other reports, notices and information, (d) the failure to perform any other provision of the loan agreement which remains un-remedied for 20 days or more, (e) a default or breach under any other agreement to which the Company is a party beyond any grace period that involves the failure to pay in excess of $250,000 or causes or permits to cause in excess of $250,000 of indebtedness to become due prior to its stated maturity, (f) any representation or warranty or certificate delivered to the lenders being untrue or incorrect in any material respect, (g) a change of control of the Company,
(h) the occurrence of an event having a material adverse effect, and (i) the attachment, seizure or levy upon of assets of the Company which continues for 30 days or more and various other bankruptcy and other events. Upon the occurrence of a default or event of default, the lenders may discontinue making loans to the Company. Upon the occurrence of an event of default, the lenders may terminate the Credit Facility, declare all indebtedness outstanding under the Credit Facility due and payable, and exercise any of their rights under the Credit Facility which includes the ability to foreclose on the Company's assets.

         Reference is made to the Credit Agreement filed as an Exhibit hereto for a complete statement of the terms and conditions.



         Extension of Subordinated Debt.
         ------------------------------

         At or before the closing under the Credit Facility , the holders of $26,266,882 of the Company's subordinated debt agreed to the extension of the maturity date of that debt to December 31, 2004 and executed the subordination agreement required by the terms of the Credit Facility.



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


         In addition, as of October 5, 2001, the holders of $26,041,882 of the Company's outstanding subordinated debt have consented to permitting the Company to incur any indebtedness that refinances the Credit Facility and agreed that the aggregate amount of loans able to be borrowed under the Credit Facility or any refinancing of the Credit Facility may be increased to $43.0 million.



         Repayment of Bendover Indebtedness.
         ----------------------------------

         On September 12, 2001, the Company paid to Bendover the sum of $1,101,870 in exchange for a release from Bendover of all claims and obligations including claims under the Company's promissory note dated December 20, 1999 in the principal amount of $1,182,890.25 plus interest and claims in the lawsuit instituted by Bendover in the District Court, Montgomery County, Texas on July 20, 2001 seeking to recover on the note. Concurrently, Allen Mann resigned as a Director of the Company.

         Other Matters.
         -------------

         The Company has agreed to pay to SJMB, L.P. a fee of $273,731.94 in consideration of SJMB, L.P. providing cash collateral of $8.2 million deposited to secure the performance of the continuing guaranty extended by SJMB, L.P. of the Company's borrowing from Coast. In addition, SJMB, L.L.C. received a fee of $200,000 for services provided by SJMB, L.L.C. in connection with the Company's borrowing from GE Capital. Under the terms of the Credit Facility, the Company is restricted from paying any further sums to either of SJMB, L.P. or SJMB, L.L.C. unless the Company's quarterly report on Form 10-Q reflects that the Company had EBITDA of at least $7.0 million for the quarter ended September 30, 2001 and the amount of such payment is limited to no more than $150,000. Assuming the EDITDA sum is met, payment of $150,000 would be made to SJMB, L.P. and payment of the balance would be deferred.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      None required.

         (b)      None required.

         (c)      Exhibits:




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      Exhibit Number                       Description of Document
 -------------------------     ------------------------------------------------

        10.37.1 Credit Agreement dated as of September 14, 2001 among the Company and General Electric Capital Corporation, as agent and lender.

        10.37.2 Revolving Note in the principal amount of $15.0 million dated September 14, 2001.

        10.37.3 Term Note in the principal amount of $17.0 million dated September 14, 2001.

        10.37.4                Form of Capex Note.

        10.37.5                Security   Agreement  dated  September  14,  2001
                               between the Company and General Electric Capital Corporation.

        10.37.6                Annex A to Credit Agreement - Definitions

        10.37.7                Annex F to Credit Agreement - Financial Covenants




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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    BLACK WARRIOR WIRELINE CORP.





Dated:  October 5, 2001             By: /s/ William L. Jenkins
                                        -----------------------------
                                        William L. Jenkins, President







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